Exhibit 99.1

Allscripts Reports First Quarter 2011 Results

Comprehensive Portfolio Drives Revenue Growth Across New and Existing Clients, Realizing Value

of Connected Community of Health

Significant Expansion in Operating Margins Year-Over-Year

Operating Cash Flow of $66.9 Million

$200 Million Share Repurchase Program Announced

CHICAGO, May 5, 2011 /PRNewswire/ — Allscripts Healthcare Solutions, Inc. (Allscripts – NASDAQ: MDRX) today announced its financial results for the three months ended March 31, 2011.

(Logo: http://photos.prnewswire.com/prnh/20100901/CG58147LOGO)

First Quarter 2011 Highlights:

•

Bookings of $227.6 million, including acute care software maintenance agreements. In the two full quarters of operations since closing the Eclipsys merger in August 2010, Allscripts bookings were $515.8 million, a 22 percent increase year-over-year.

•	GAAP revenue of $335.3 million; non-GAAP revenue of $346.1 million, a 10.5 percent year-over-year increase.

•	GAAP operating income margin of 7.3 percent; non-GAAP operating income margin of 20.8 percent compared to 19.1 percent in the prior year.

•

GAAP net income of $12.6 million and diluted earnings per share of $0.06 includes approximately $28.0 million, or $0.15 per share in adjustments for stock-based compensation expense and transaction-related expenses, both net of tax.

•	Non-GAAP net income of $40.6 million; non-GAAP diluted earnings per share of $0.21

•	$66.9 million in cash flow from operations; reduced debt by another $40.9 million and ended the quarter with approximately $147 million in cash and marketable securities.

“Allscripts performance during the first quarter will provide a solid foundation for a strong 2011,” said Glen Tullman, Chief Executive Officer of Allscripts. “We are well positioned to take full advantage of the transformation that is occurring in healthcare. We believe our ability to connect physicians, hospitals and other healthcare stakeholders to the information and insights needed to deliver world-class care will become the new operating system of healthcare.”

First Quarter Results

GAAP revenue for the three months ended March 31, 2011 was $335.3 million. Total non-GAAP revenue(1) for the three months ended March 31, 2011 was $346.1 million, compared to total non-GAAP revenue of $313.3 million for the three months ended March 31, 2010, a 10.5 percent increase.

GAAP gross profit for the three months ended March 31, 2011 was $159.8 million. Total non-GAAP gross profit(2) was $170.6 million for the three months ended March 31, 2011, compared to $160.2 million for the three months ended March 31, 2010.

GAAP operating income for the three months ended March 31, 2011 was $24.5 million. Total non-GAAP operating income(3) was $72.1 million for three months ended March 31, 2011, or 20.8 percent of total non-GAAP revenue. This compares to $59.7 million or 19.1 percent of total non-GAAP revenue for the prior year.

GAAP net income for the three months ended March 31, 2011 was $12.6 million. Total non-GAAP net income(4) was $40.6 million, after giving effect to acquisition-related amortization, deferred revenue adjustments, stock-based compensation expense, transaction-related expenses, and tax rate alignment totaling $28.0 million, net of tax for the three months ended March 31, 2011. This result compares to $36.2 million for the prior year, a 12 percent increase.

Diluted earnings per share for the three months ended March 31, 2011 was $0.06. Non-GAAP diluted earnings per share(5) for the three months ended March 31, 2011 was $0.21, after giving effect to the impact of acquisition-related amortization, deferred revenue adjustments, stock-based compensation expense, transaction-related expenses, and tax rate alignment totaling $0.15 per share, net of tax for the three months ended March 31, 2011. This result compares to $0.19 for the prior year.

Allscripts tax rate on a non-GAAP basis was 39% for the three months ended March 31, 2011 and 2010.

For the first quarter of 2011, cash flow from operations totaled $66.9 million. As of March 31, 2011, Allscripts had repaid approximately $122 million (including $40.9 million in the first quarter of 2011) of the $570 million borrowed under its secured term loan facility and senior secured revolving facility in August 2010. As of March 31, 2011, the company had $448 million of borrowings outstanding and cash and marketable securities of approximately $147 million.

Share Repurchase Program

Allscripts also announced that its Board of Directors has approved a stock repurchase program, under which the Company may purchase up to $200 million of its common stock over the next three years. Any share repurchases may be made through open market transactions, block trades, privately negotiated transactions (including accelerated share repurchase transactions) or other means.

Any repurchase activity will depend on factors such as our working capital needs, cash requirements for investments, debt repayment obligations, our stock price, and economic and market conditions. Our stock repurchase program may be accelerated, suspended, delayed or discontinued at any time.

Financial Commentary

“Allscripts achieved strong financial results in the first quarter of 2011, including solid revenue growth and an improvement of 170 basis points in non-GAAP operating margin year-over-year, reflecting progress on our cost synergy objectives and leveraging our fixed and discretionary costs,” said Bill Davis, Chief Financial Officer of Allscripts. “Our $2.7 billion backlog together with continued growth in bookings during 2011 will drive sustainable revenue, earnings and cash flow growth in 2011 and beyond. In addition, we are committed to balanced deployment of our strong cash flow to reduce debt, repurchase shares and invest internally for future growth as an opportunity to enhance value for Allscripts stakeholders.”

Allscripts Financial Guidance

The company re-affirmed its earnings-per-share guidance for 2011. Please see footnotes at the end of this press release for a reconciliation of GAAP and non-GAAP financial presentations and other information.

Calendar Year 2011 Non-GAAP Guidance Range(6)

Non-GAAP Revenue	$1,425.0 million to $1,450.0 million
Non-GAAP Adjusted Operating Income	$303.0 million to $308.0 million
Non-GAAP Adjusted Operating Margin	21 percent
Interest Expense	$24.5 million
Tax Rate	38.0 percent to 39.5 percent
Non-GAAP Net Income	$167.0 million to $176.0 million
Non-GAAP Earnings Per Share	$0.86-$0.90
Diluted Shares	194.0 million

Conference Call

Allscripts will conduct a conference call today, Thursday May 5, 2011 at 4:30 PM Eastern Time to discuss the company’s earnings and other information. The conference call can be accessed via the Internet at www.allscripts.com, or by dialing (877) 303-0543 and requesting the Allscripts earnings call. International callers can access the conference call by dialing (973) 935-8787 and requesting the Allscripts investor call. A Microsoft Windows Media Player web replay of the call will be available four hours after the conclusion of the call for a period of two weeks at www.allscripts.com or by calling (800) 642-1687 or (706) 645-9291 for international callers - ID # 59156062.

(Minimum requirements to listen to the call online are: Microsoft Windows Media Player software, downloadable free from www.microsoft.com, an Internet connection, and speakers or earphones).

Basis of Presentation

Allscripts completed its merger with Eclipsys Corporation on August 24, 2010 and, in connection with the merger, the Allscripts Board of Directors approved changing the company’s fiscal year-end from May 31 to December 31. The Company’s 2011 first quarter financial statements include consolidated results for both Allscripts and Eclipsys for the three months ended March 31, 2011. Given the change in fiscal year, historical consolidated results of Allscripts on both a GAAP and non-GAAP basis have been recast to provide comparative financial results for the three months ended March 31, 2010.

Supplemental and non-GAAP financial information is also available at http://investor.allscripts.com.

Footnotes

1.	Total non-GAAP revenue for the three months ended March 31, 2011 and 2010 gives effect to the add-back of an acquisition-related deferred revenue adjustment of $10.8 million and $0.5 million, respectively. Non-GAAP revenue for the three months ended March 31, 2010 includes previously reported revenue of Eclipsys totaling $128.4 million.

2.	Total non-GAAP gross profit for the three months ended March 31, 2011 and 2010 gives effect to the add-back of an acquisition-related deferred revenue adjustment of $10.8 million and $0.5 million, respectively. Non-GAAP gross profit for the three months ended March 31, 2010 includes previously reported gross profit of Eclipsys totaling $60.7 million. In addition, total non-GAAP gross profit for three months ended March 31, 2010 includes $5.0 million in depreciation and amortization expense reclassified to conform to Allscripts’ income statement presentation.

3.	Total non-GAAP operating income for the three months ended March 31, 2011 and 2010 gives effect to the add-back of an acquisition-related deferred revenue adjustment of $10.8 million and $0.5 million, respectively; acquisition-related amortization of $16.7 million and $8.7 million, respectively; stock-based compensation expense of $7.0 million and $7.6 million, respectively; and transaction-related expenses of $13.1 million and $0.2 million, respectively. Non-GAAP operating income for the three months ended March 31, 2010 includes previously reported operating income of Eclipsys totaling $17.5 million.

4.	Total Non-GAAP net income for the three months ended March 31, 2011 and 2010 gives effect to the following, each on a net-of-tax basis: add-back of an acquisition-related deferred revenue adjustment of $6.6 million and $0.3 million, respectively; acquisition-related amortization of $10.2 million and $5.3 million, respectively; stock-based compensation expense of $4.3 million and $5.8 million, respectively; and transaction-related expenses of $9.2 million and $0.1 million, respectively. Non-GAAP net income for the three months ended March 31, 2010 includes previously reported net income of Eclipsys totaling $10.7 million. Lastly, tax rate alignment of $(2.3) million and $0.7 million is deducted from and added to the three months ended March 31, 2011 and 2010, respectively.

5.	Please see below for a further discussion of non-GAAP measures.

6.	Allscripts non-GAAP guidance for calendar 2011 assumes the following adjustment to approximately $1,418.0 million in GAAP revenue: approximately $21.0 million, pre-tax in deferred revenue adjustments. Non-GAAP guidance for calendar 2011 assumes the following adjustments to GAAP operating and net income: approximately $70.0 million of acquisition-related amortization; approximately $40.0 million in stock-based compensation expense; approximately $21.0 million in deferred revenue adjustments; all on a pre-tax basis. Allscripts 2011 non-GAAP net income and diluted earnings per share guidance assumes a 38.0%-39.5% tax rate.

Explanation of Non-GAAP Financial Measures

Allscripts reports its financial results in accordance with generally accepted accounting principles, or GAAP. To supplement this information, Allscripts presents in this press release total non-GAAP revenue, gross profit, operating income and net income, including non-GAAP net income on a per share basis, which are non-GAAP financial measures under Section 101 of Regulation G under the Securities Exchange Act of 1934, as amended. Total non-GAAP revenue consists of GAAP revenue as reported and Eclipsys revenue for periods prior to the August 24, 2010 consummation of the 2010 merger with Eclipsys (2010 Merger) and adds back the acquisition-related deferred revenue adjustment booked for GAAP purposes. Total non-GAAP gross profit consists of GAAP gross profit as reported and Eclipsys gross profit for periods prior to the consummation of the 2010 Merger and adds back the acquisition-related deferred revenue adjustment booked for GAAP purposes. Total non-GAAP operating income consists of GAAP operating income as reported and Eclipsys operating income for periods prior to the consummation of the 2010 Merger and adds back the acquisition-related deferred revenue adjustment booked for GAAP purposes and excludes acquisition-related amortization, stock-based compensation expense and transaction-related expenses. Non-GAAP net income consists of GAAP net income as reported and includes Eclipsys net income for periods prior to the consummation of the 2010 Merger, excludes acquisition-related amortization, stock-based compensation expense and transaction-related expenses, adds back the acquisition-related deferred revenue adjustment, in each case net of any related tax effects.

Acquisition-Related Deferred Revenue Adjustment. Acquisition-related deferred revenue adjustment reflects the fair value adjustment to deferred revenues acquired in business combinations. The fair value of deferred revenue represents an amount equivalent to the estimated cost plus an appropriate profit margin, to perform services related to the acquiree’s software and product support, which assumes a legal obligation to do so, based on the deferred revenue balances as of the acquisition date. Allscripts adds back this deferred revenue adjustment for its non-GAAP financial measures because it believes the inclusion of this amount directly correlates to the underlying performance of Allscripts operations and facilitates comparisons of the separate 2010 pre-merger results of legacy Allscripts and Eclipsys to that of the company’s post-merger results.

Acquisition-Related Amortization. Acquisition-related amortization expense is a non-cash expense arising from the acquisition of intangible assets in connection with acquisitions or investments. Allscripts excludes acquisition-related amortization expense from non-GAAP net income because it believes (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of Allscripts business operations and (ii) such expenses can vary significantly between periods as a result of new acquisitions and full amortization of previously acquired intangible assets. Management believes that this adjustment facilitates comparisons of the 2010 merger results of legacy Allscripts and Eclipsys to that of the company’s post-merger results.

Investors should note that the use of these intangible assets contributed to revenue in the periods presented and will contribute to future revenue generation and the related amortization expense will recur in future periods.

Stock-Based Compensation Expense. Stock-based compensation expense is a non-cash expense arising from the grant of stock awards to employees. Allscripts excludes stock-based compensation expense from non-GAAP net income because it believes (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of Allscripts business operations and (ii) such expenses can vary significantly between periods as a result of the timing of grants of new stock-based awards, including grants in connection with acquisitions. Investors should note that stock-based compensation is a key incentive offered to employees whose efforts contributed to the operating results in the periods presented and are expected to contribute to operating results in future periods and such expense will recur in future periods.

Transaction-Related Expenses. Transaction-related expenses are fees and expenses, including legal, investment banking and accounting fees and other integration-related expenses, incurred in connection with announced transactions. Allscripts excludes transaction-related expenses from non-GAAP net income because it believes (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of Allscripts business operations and (ii) such expenses can vary significantly between periods.

Tax Rate Alignment. Tax rate alignment adjusts for the tax benefit recognized in the three months ended March 31, 2011 due to a refinement of state apportionment factors and subsequent revaluation of deferred tax liabilities related to intangible assets acquired in connection with the Eclipsys Merger.

Management also believes that non-GAAP revenue, gross profit, operating income and net income and non-GAAP net income on a per share basis provide useful supplemental information to management and investors regarding the underlying performance of the company’s business operations and facilitates comparisons of the separate 2010 pre-merger results of legacy Allscripts and legacy Eclipsys to that of the company’s 2010 post-merger results. Acquisition accounting adjustments made in accordance with GAAP can make it difficult to make meaningful comparisons of the underlying operations of the business without considering the non-GAAP adjustments that we have provided and discussed herein. Management also uses this information internally for forecasting and budgeting as it believes that the measure is indicative of the company’s core operating results. In addition, the company uses non-GAAP revenue, operating income and/or net income to measure achievement under the company’s stock and cash incentive compensation plans. Note, however, that non-GAAP revenue, gross profit, operating income and net income and non-GAAP net income on a per share basis are performance measures only, and they do not provide any measure of the company’s cash flow or liquidity. Non-GAAP financial measures are not in accordance with, or an alternative for, measures of financial performance prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Allscripts results of operations as determined in accordance with GAAP. Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures with GAAP financial measures contained within the attached condensed consolidated financial statements.

About Allscripts

Allscripts (Nasdaq: MDRX) provides innovative solutions that empower all stakeholders across the healthcare continuum to deliver world-class outcomes. The company’s clinical, financial, connectivity and information solutions for hospitals, physicians and post-acute organizations are the essential technologies that enable a connected community of health. To learn more about Allscripts, please visit www.allscripts.com, Twitter, Facebook and YouTube.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. Statements regarding future events or developments, our future performance, as well as management’s expectations, beliefs, intentions, plans, estimates or projections relating to the future are forward-looking statements with the meaning of these laws. These forward-looking statements are subject to a number of risks and uncertainties, some of which are outlined below. As a result, no assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on our results of operations or financial condition.

Such risks, uncertainties and other factors include, among other things: the possibility that the expected synergies, efficiencies and cost savings of the merger with Eclipsys Corporation (“Eclipsys”) will not be realized, or will not be realized within the expected time period; potential difficulties or delays in achieving platform and product integration and the connection and movement of data among hospitals, physicians, patients and others; the risk that the Allscripts and Eclipsys businesses will not be integrated successfully; competition within the industries in which we operate; failure to achieve certification under the Health Information Technology for Economic and Clinical Health Act could result in increased development costs, a breach of some customer obligations and could put us at a competitive disadvantage in the marketplace; the volume and timing of systems sales and installations, the length of sales cycles and the installation process and the possibility that our products will not achieve or sustain market acceptance; the timing, cost and success or failure of new product and service introductions, development and product upgrade releases; competitive pressures including product offerings, pricing and promotional activities; our ability to establish and maintain strategic relationships; undetected errors or similar problems in our software products; the outcome of any legal proceeding that has been or may be instituted against us; compliance with existing laws, regulations and industry initiatives and future changes in laws or regulations in the healthcare industry, including possible regulation of our software by the U.S. Food and Drug Administration; the possibility of product-related liabilities; our ability to attract and retain qualified personnel; the implementation and speed of acceptance of the electronic record provisions of the American Recovery and Reinvestment Act of 2009; maintaining our intellectual property rights and litigation involving intellectual property rights; risks related to third-party suppliers and our ability to obtain, use or successfully integrate third-party licensed technology; and breach of our security by third parties. See our Annual Report on Form 10-KT for the seven months ended December 31, 2010 and other public filings with the SEC for a further discussion of these and other risks and uncertainties applicable to our business. The statements herein speak only as of their date and we undertake no duty to update any forward-looking statement whether as a result of new information, future events or changes in expectations.

CONTACT: Investors, Seth Frank, +1-312-506-1213, seth.frank@allscripts.com, or Media, Catherine Riedel, +1-312-506-1294, catherine.riedel@allscripts.com, both of Allscripts Healthcare Solutions, Inc.

Allscripts Healthcare Solutions, Inc.

Condensed Consolidated Balance Sheets

(In millions)

(Unaudited)

	March 31, 2011	December 31, 2010
ASSETS
Current assets:
Cash and cash equivalents	$145.4	$129.4
Restricted cash	0.0	2.2
Accounts receivable, net	320.4	317.2
Deferred taxes, net	30.7	30.8
Inventories	2.6	3.8
Prepaid expenses and other current assets	99.5	92.1

Total current assets	598.6	575.5
Long-term marketable securities	1.7	1.7
Fixed assets, net	117.9	114.3
Software development costs, net	73.7	61.3
Intangible assets, net	538.4	554.7
Goodwill	1,037.0	1,037.0
Deferred taxes, net	5.5	5.5
Other assets	73.1	68.6

Total assets	$2,445.9	$2,418.6

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$45.2	$46.6
Accrued expenses	87.5	84.7
Accrued compensation and benefits	34.4	40.4
Deferred revenue	249.2	228.6
Other current liabilities	35.7	30.8

Total current liabilities	452.0	431.1
Long-term debt	413.8	459.8
Deferred revenue	15.2	6.4
Deferred taxes, net	87.3	88.5
Other liabilities	49.8	49.0

Total liabilities	1,018.1	1,034.8
Total stockholders’ equity	1,427.8	1,383.8

Total liabilities and stockholders’ equity	$2,445.9	$2,418.6

Allscripts Healthcare Solutions, Inc.

Condensed Consolidated Statements of Operations

(In millions, except per-share amounts)

(Unaudited)

	Three Months Ended March 31,
	2011	2010
Revenue:
System sales	$54.5	$44.6
Professional services	55.6	19.4
Maintenance	100.3	63.8
Transaction processing and other	124.9	56.6

Total revenue	335.3	184.4

Cost of revenue: (a)
System sales	34.9	24.1
Professional services	45.6	17.0
Maintenance	33.1	21.1
Transaction processing and other	61.9	18.2

Total cost of revenue	175.5	80.4

Gross profit	159.8	104.0
Selling, general and administrative expenses	104.1	57.0
Research and development	22.0	12.5
Amortization of intangible assets	9.2	2.5

Income from operations	24.5	32.0
Interest expense	(8.0)	(0.6)
Interest income and other, net	0.4	0.1

Income before income taxes	16.9	31.5
Provision for income taxes	(4.3)	(12.9)

Net income	$12.6	$18.6

Earnings per share:
Basic	$0.07	$0.12

Diluted	$0.06	$0.12

Weighted average common shares outstanding:
Basic	189.4	146.1

Diluted	192.6	149.1

(a) Includes pre-tax amortization of intangibles	$7.4	$3.1

Allscripts Healthcare Solutions, Inc.

Condensed Consolidated Statements of Cash Flows

(In millions)

(Unaudited)

	Three Months Ended March 31,
	2011	2010
Cash flows from operating activities:
Net income	$12.6	$18.6
Non-cash adjustments to net income	42.4	27.0
Cash provided by changes in operating assets and liabilities	11.9	9.8

Net cash provided by operating activities	66.9	55.4
Cash flows from investing activities:
Capital expenditures	(11.8)	(5.6)
Capitalized software	(16.3)	(5.3)
Sales and maturities of marketable securities and other investments, net of purchases	(4.2)	0.1
Change in restricted cash	2.2	0.0

Net cash used in investing activities	(30.1)	(10.8)
Cash flows from financing activities:
Net proceeds (payments) from stock-based compensation activities and employee stock purchase plan	16.9	(0.3)
Excess tax benefits from stock-based compensation	4.2	(1.3)
Net debt payments and refinancing costs	(42.5)	(24.3)

Net cash used in financing activities	(21.4)	(25.9)

Effect of exchange rates on cash and cash equivalents	0.6	0.0

Net increase in cash and cash equivalents	16.0	18.7
Cash and cash equivalents, beginning of period	129.4	81.3

Cash and cash equivalents, end of period	$145.4	$100.0

Allscripts Healthcare Solutions, Inc.

Condensed Non-GAAP Financial Information

(In millions, except per-share amounts)

(Unaudited)

	Three Months	Three Months Ended
	Ended	3/31/10	3/31/10	Q1 2010
	3/31/11	Allscripts	Eclipsys	Total
Total revenue, as reported	$335.3	$184.4	$128.4	$312.8

Deferred revenue adjustment	10.8	0.5	0.0	0.5

Total non-GAAP revenue	$346.1	$184.9	$128.4	$313.3

Gross profit, as reported	$159.8	$104.0	$60.7	$164.7

Deferred revenue adjustment	10.8	0.5	0.0	0.5
Depreciation reclass	0.0	0.0	(5.0)	(5.0)

Total non-GAAP gross profit	$170.6	$104.5	$55.7	$160.2

Operating income, as reported	$24.5	$32.0	$10.7	$42.7

Deferred revenue adjustment	10.8	0.5	0.0	0.5
Acquisition-related amortization	16.7	5.6	3.1	8.7
Stock-based compensation expense	7.0	3.9	3.7	7.6
Transaction-related expense (a)	13.1	0.2	0.0	0.2

Total non-GAAP operating income	$72.1	$42.2	$17.5	$59.7

Net income, as reported	$12.6	$18.6	$5.4	$24.0

Deferred revenue adjustment	6.6	0.3	0.0	0.3
Acquisition-related amortization	10.2	3.4	1.9	5.3
Stock-based compensation expense	4.3	2.4	3.4	5.8
Transaction-related expense (a) (b)	9.2	0.1	0.0	0.1
Tax rate alignment	(2.3)	0.7	0.0	0.7

Non-GAAP net income	$40.6	$25.5	$10.7	$36.2

Tax Rate	39%	39%	38%	39%

Weighted shares outstanding - diluted	192.6	149.1	57.7	195.0

Earnings per share - diluted, as reported	$0.06	$0.12	$0.09	$0.12

Non-GAAP earnings per share - diluted	$0.21	$0.17	$0.19	$0.19

Note: all adjustments to reconcile GAAP to non-GAAP net income are net of tax

(a)	Transaction-related expenses are fees and expenses, including legal, investment banking and accounting fees and other integration-related expenses, incurred in connection with announced transactions.
(b)	Includes a $1.2 million one-time debt issuance cost write-off, net of tax (or $1.9 million, pre-tax), associated with the amendment and restatement of the Company’s senior credit facilities as disclosed in Allscripts Current Report on Form 8-K filed on April 6, 2011.